UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code: (312) 786-5600

Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 16, 2022, Cboe Global Markets, Inc. (the “Company”) issued $300 million aggregate principal amount of the Company’s 3.000% Senior Notes due 2032 (the “Notes”) in an underwritten public offering (the “Offering”). The form and term of the Notes were established pursuant to an Officers’ Certificate, dated as of March 16, 2022 (the “Officers’ Certificate”), supplementing the Indenture, dated as of January 12, 2017 (the “Indenture”), by and between the Company (f/k/a CBOE Holdings, Inc.) and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”). The Company intends to use the net proceeds from the Offering, together with cash on hand, and the proceeds of additional borrowings, to fund its previously announced acquisition of Eris Digital Holdings, LLC (“ErisX”). The Notes mature on March 16, 2032, unless earlier repurchased or redeemed, and bear interest at the rate of 3.000% per annum, payable semiannually in arrears on March 16 and September 16 of each year, commencing on September 16, 2022. The Notes are senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s other existing and future senior unsecured indebtedness, but are effectively junior to the Company’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to the secured and unsecured debt of the Company’s subsidiaries.

Prior to December 16, 2031 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) a make-whole redemption price determined using a discount rate equal to the treasury rate plus 20 basis points and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. The Company may also be required to offer to repurchase the Notes upon the occurrence of a Change of Control Triggering Event (as such term is defined in the form of the Notes) at a repurchase price equal to 101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture governing the Notes contains customary restrictions, including a limitation that restricts the Company’s ability and the ability of certain of the Company’s subsidiaries to create or incur secured debt, and a limitation on certain sale and leaseback transactions. The Indenture also contains customary events of default, including the failure to pay interest, principal or premium when due, covenant breaches, cross-payment and cross-acceleration defaults for debt in excess of a specified threshold, judgements in excess of a specified threshold, and specified events of bankruptcy, insolvency or reorganization involving the Company. If an event of default involving bankruptcy, insolvency or reorganization occurs, the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes. If any other event of default with respect to the Notes occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the Notes to be due and payable immediately, under the terms specified in the Indenture.

The foregoing description of the Notes is qualified in its entirety by reference to the complete terms and conditions of the Indenture, Officers’ Certificate and the form of the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Notes were issued in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-235649) and a related prospectus supplement dated March 2, 2022. The Company is filing Exhibit 5.1 with this Current Report on Form 8-K in connection with such Registration Statement.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

4.1	Indenture, dated as of January 12, 2017, between Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (incorporated by reference to Exhibit 4.1 of Cboe Global Markets, Inc.’s Current Report on Form 8-K filed on January 12, 2017)

4.2	Officers’ Certificate, dated as of March 16, 2022, establishing the 3.000% Senior Notes due 2032 of Cboe Global Markets, Inc.

4.3	Form of 3.000% Senior Notes due 2032 (included in Exhibit 4.2 hereto)

5.1	Opinion of Sidley Austin LLP relating to the Notes

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.

By:	/s/ Brian N. Schell
Name:	Brian N. Schell
Title:	Executive Vice President, Chief Financial Officer and Treasurer
Dated:	March 16, 2022

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